2014 Executive Compensation

On February 12, 2014, the Compensation Committee of the Board of Directors of Interactive Intelligence Group, Inc. (the “Company”) approved annual compensation arrangements, for the year beginning January 1, 2014,  for the Company’s executive officers, including the following “Named Executive Officers” included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2013 (the “Proxy Statement”):

Name	Title/Position
Donald E. Brown, M.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Stephen R. Head	Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial Officer)

Gary R. Blough	Executive Vice President of Worldwide Sales

Joseph A. Staples	Chief Marketing Officer, Senior Vice President of Marketing

In January 2014, the Company reorganized its executive structure.  As a result, William J. Gildea, who was one of the Named Executive Officers in the Proxy Statement, is no longer an executive officer of the Company.

The information regarding the base salaries and performance bonuses for the Company’s Named Executive Officers, including Mr. Gildea, appearing in the Company’s Current Report on Form 8-K filed February 19, 2014, is incorporated herein by reference.

2014 Board of Director Compensation

The Compensation Committee of the Board of Directors of the Company did not modify the annual compensation arrangements from 2013, for the period beginning January 1, 2014, for the Company’s non-employee Board of Director members. The annual cash retainer received by each non-employee director is $32,000, and directors are not paid a per meeting fee for attending Board of Director meetings.  All information regarding committee attendance fees and stock options for the Company’s non-employee Board of Director members, appearing in Exhibit 10.26 to the Annual Report on Form 10-K for the year ended December 31, 2006 filed by Interactive Intelligence, Inc., SEC File No. 000-27385, is incorporated herein by reference.